Exhibit 17
Federated Income Securities Trust
FEDERATED STOCK AND CALIFORNIA MUNI BOND FUND
Proxy for Special Meeting of Shareholders – March 25, 2009

KNOW ALL PERSONS BY THESE PRESENTS that the undersigned shareholder of Federated Stock and California Muni Fund, a portfolio of Federated Income Securities Trust (the “Trust”), hereby appoints each of C. Grant Anderson, Catherine Ryan, Terri Kerr, Erin Dugan and Ann Faust, collectively or individually, as his or her attorney-in-fact and proxy, with the power of substitution of each, to vote and act with respect to all shares of Federated Stock and California Muni Fund, which the undersigned is entitled to vote at the Special Meeting of Shareholders (the “Special Meeting”) to be held on March 25, 2009, at the principal executive offices of the Trust at 4000 Ericsson Drive, Warrendale, Pennsylvania 15086-7561, at 2:00 p.m., and at any adjournment thereof.

The attorneys named will vote the shares represented by this proxy in accordance with the choices made on this ballot.  If no choice is indicated as to the item, this proxy will be voted affirmatively on the matters.  Discretionary authority is hereby conferred as to all other matters as may properly come before the Meeting or any adjournment thereof.

Registration here
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF THE TRUST.  THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL.

PLEASE FOLD HERE AND RETURN ENTIRE BALLOT – DO NOT DETACH

Federated Stock and California Muni Bond Fund

Proxy for Special Meeting of Shareholders – March 25, 2009

Vote by Phone, by Mail or via the Internet!

CALL:	To vote your proxy by phone, call
1-866-416-0559 and provide the control number found on the reverse side of this proxy card.  Representatives are available to assist you Monday – Friday 9 a.m. to 10 p.m. Eastern Time.

LOG-ON:	To vote on the Internet go to www.proxyonline.com and enter the control number found on the reverse side of this proxy card.

MAIL:	To vote your proxy by mail check the appropriate voting box on the reverse side of this proxy card, sign and date the card and return it in the enclosed postage-paid envelope.

Please sign this proxy exactly as your name appears on the books of the Trust.  Joint owners should each sign personally.  Directors and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign.  If a corporation, this signature should be that of an authorized officer who should state his or her title.

Shareholder sign here

Joint owner sign here

Date:

IT IS IMPORTANT THAT PROXIES BE VOTED PROMPTLY.  EVERY SHAREHOLDER’S VOTE IS IMPORTANT.

FEDERATED STOCK AND CALIFORNIA MUNI BOND FUND                                  CONTROL NUMBER

WE NEED YOUR PROXY VOTE AS SOON AS POSSIBLE.
 YOUR PROMPT ATTENTION WILL HELP TO AVOID
THE EXPENSE OF FURTHER SOLICITATION.

Please remember to sign and date the reverse side before mailing in your vote.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF THE TRUST.  THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL.

After careful consideration, the Board of Trustees of the Trust unanimously approved the proposal listed below and recommended that shareholders vote “for” the proposal.

FOLD HERE

TO VOTE, MARK BOXES BELOW IN BLUE OR BLACK INK AS FOLLOWS.  Example: [ X ]

FOR	AGAINST	ABSTAIN
PROPOSAL 1.    To approve a proposed Agreement and Plan of Reorganization pursuant to which Federated Muni and Stock Advantage Fund, a portfolio of the Trust, would acquire all of the assets of Federated Stock and California Muni Fund, also a portfolio of the Trust, in exchange for Class A Shares And Class C Shares, to be distributed pro rata by Federated Stock and California Muni Fund to its shareholders, in complete termination and liquidation of Federated Stock and California Muni Fund.

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(BARCODE HERE)                                                                              (TAGID HERE)                                                                           (CUSIP HERE)